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Exhibit 10.7

                   INDEPENDENT CONTRACTOR/CONSULTING AGREEMENT

          THE AGREEMENT is made and entered into as 23rd JUNE 2003, by and between 20/20 Networks, Inc. hereinafter referred to as "Client", with its principal place of business at 20700 Ventura Blvd, Suite 227,Las Angeles, CA 91364 and Stacy McBee with his place of business at 3815 Annandale Lane, Atlanta, Georgia 30024, hereinafter referred to as "Consultant".

RECITALS

A. WHEREAS, Client is a public company trading on the OTC:BB under the symbol "TWBD"

B WHEREAS, the Consultant is contracted as to all aspects of the Corporate Imaging to help increase marketing and advertising awareness, heighten brand awareness, differentiate products/services and to gain national recognition of the corporate name. C. WHEREAS, the Company wishes to engage the Consultant on a nonexclusive basis as an independent contractor to the Company. D.WHEREAS, the Consultant is willing to be so retained on the terms and conditions as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1.Engagement. The Company hereby retains and engages Consultant to perform the following consulting services (the "Consulting Services");

1.1 Duties of Consultant. The Consultant will provide such services and advice to the Company so as to assist the Company with matters relating to the Telecommunications industry.

1.2.Duties Expressly Excluded. This Agreement expressly excludes the Consultant from providing any and all capital formation and/or public relation services to the Company including direct or indirect promotion of the Company's securities; and/or assistance in making of a market in the Company's securities

2. Consideration. Client and Consultant agree that Consultant receive from the Client a fee of One Hundred Fifty Thousand (150,000) shares of Clients common stock, delivered in advance, as consideration for the services rendered or to be rendered pursuant to this Agreement Such shares are to be qualified by the company under an S-8 registration as soon as practical.

3.Term. This Agreement shall be effective for a term of twelve (12) months starting from the date first written above unless sooner terminated upon mutual written agreement of the parties hereto.

4. Expenses. Consultant shall bear his out-of-pocket costs and expenses incident to performing the Consulting Services, without a right of reimbursement from the Company unless such expenses are pre-approved by the Company.


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5.Consultant's Liability. In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant's breach of any terms of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of the Consultant or the breach by the Consultant of any terms of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of the Consultant) which may in any way result from services rendered by the Consultant pursuant to or in any connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by the Consultant without the prior approval or authorization of the Company.

6. Company's Liability. The Consultant agrees to defend, indemnify, and hold the Company harmless from an against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

a. Consultant's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities laws and regulations;

b. Consultant understands that, as a result of its services, it may come to possess material non-public information about the Company, and that it has implemented internal control procedures designed to reasonably to insure that it and none of its employees, agents, Consultant or affiliates, trade in the securities of client companies while in possession of material non-public information;

c. Provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was (i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of the Consultant, or (iii) required to be disclosed by Consultant pursuant to judicial or governmental order.

The Consultant shall also treat all information pertaining to the affairs of the Company's suppliers and customers and prospective customers and suppliers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers, and:

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d. Consultant agrees to notify the Company immediately if, at any time, any of the representations and warranties made by the Consultant herein are no longer true and correct or if a breach of any of the representations and warranties made by the Consultant herein occurs,

7. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

8.Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing wavier. No waiver shall be binding unless executed in writing by the party making the waiver.

9. Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

10. Notices. Any notice or other communication between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

Company:      20700 Ventura Blvd, Suite 227
              Las Angeles, CA 91364

Consultant:   3815 Annandale Lane
              Atlanta, Georgia 30024

or at such other location as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or other communication shall be deemed to be given on the date of receipt.

11. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

12. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Nevada, without giving effect to conflicts of laws.

13.Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

14. Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

15. Acknowledgment Concerning Counsel. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

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16. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

17. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. IN WITNESS WHEREOF, the parties hereto duly execute this Agreement as of the date first written above.



BY:         /s/ Stacy McBee
            ----------------------------
            Stacy McBee "the  Consultant"


BY:         /s/ Edward Gallagher
            ----------------------------------
            20/20 Networks, Inc. "the Client"


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